[USAA Eagle Logo (R)]
USAA EMERGING MARKETS FUND

INFORMATION STATEMENT
REGARDING A SUBADVISER CHANGE

At the June 13, 2013, meeting, the USAA Emerging Markets Fund’s Board of Trustees (the Board) approved a new subadvisory agreement between USAA Asset Management Company (AMCO) and Victory Capital Management (Victory) (New Investment Subadvisory Agreement) due to an expected change in control of Victory under which Crestview Partners II, L.P. and its affiliated co-investing funds (Crestview), which are private equity funds sponsored by Crestview Partners, as well as certain members of Victory’s management, would acquire Victory from KeyCorp and Victory would become a wholly owned subsidiary of Victory Capital Holdings, Inc. The New Investment Subadvisory Agreement took effect on August 1, 2013. Prior to the New Investment Sub-advisory Agreement taking effect, Victory served as an investment subadviser to a portion of the Fund pursuant to a then existing Subadvisory Agreement between AMCO and Victory dated October 16, 2012. As a subadviser, Victory is responsible for managing its portion of the Fund using an emerging markets small capitalization strategy that focuses on investing in companies that operate in industries and provide products and services that have sound and improving prospects going forward.

This Information Statement is being provided to you in lieu of a proxy statement pursuant to the terms of an exemptive order that the Fund has received from the Securities and Exchange Commission. The exemptive order permits AMCO to change subadvisers of the Fund without first calling a special meeting of shareholders and obtaining shareholder approval. Pursuant to the exemptive order, however, the Fund has agreed to provide certain information about new subadvisers and new subadvisory agreements to its investors. Accordingly, shareholders are not being asked to vote on the hiring of the subadviser or the New Subadvisory Agreement with the subadviser, but are encouraged to review this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being delivered to shareholders on or about October 28, 2013.

INVESTMENT SUBADVISORY AGREEMENT
BETWEEN AMCO AND VICTORY

▪	WHAT WERE THE CIRCUMSTANCES THAT LED TO THE NEW AGREEMENT WITH VICTORY?

On August 1, 2013, Victory was acquired by Crestview and certain members of Victory’s management and Victory became a wholly owned subsidiary of Victory Capital Holdings, Inc. (the Transaction).

Following the Transaction, Victory continues to operate and serve clients under its traditional brand name and operating structure. Victory's management and investment team, philosophy, and process remain the same. In addition, under the New Investment Subadvisory Agreement, Victory provides the same services to the Fund, with the same fee structure, as was in effect prior to the Transaction. The New Investment Subadvisory Agreement took effect upon the closing of the Transaction.

Victory believes the Transaction will enhance its stability, will allow it to continue to attract and retain top investment talent, and better align its clients’ interests with those of the firm. Additionally, the Transaction allows Victory employees a unique opportunity to participate in the ownership and future direction of the firm. Crestview Partners has significant experience in and knowledge about the asset management industry, supports Victory’s current business model, and is committed to helping Victory continue to provide high-quality investment services to Victory’s clients and to facilitating the growth of Victory’s business. Victory believes that, while Victory will operate as a stand-alone business, the affiliation with Crestview will benefit its clients.

▪	WHAT ARE THE KEY PROVISIONS OF THE NEW INVESTMENT SUBADVISORY AGREEMENT?

Under the New Investment Subadvisory Agreement, AMCO continues to employ Victory to manage the Fund in the same manner as Victory managed the Fund prior to the Transaction, subject to the supervision and monitoring of AMCO and the oversight of the Fund’s Board. AMCO, and not the Fund, is responsible for paying all fees charged by Victory for these subadvisory services. Any description of the New Investment Subadvisory Agreement set forth herein is qualified in its entirety by the actual Investment Subadvisory Agreement, which is attached as Exhibit A.

A-2

▪	WILL THE FUND’S TOTAL EXPENSES CHANGE AS A RESULT OF THE INVESTMENT SUBADVISORY AGREEMENT WITH VICTORY?

No, the New Investment Subadvisory Agreement will not affect the Fund’s total expense ratio. AMCO (not the Fund) pays a fee to Victory for services under the New Investment Subadvisory Agreement.

▪	WHAT INFORMATION DID THE BOARD CONSIDER PRIOR TO APPROVING THE NEW INVESTMENT SUBADVISORY AGREEMENT WITH VICTORY?

At a meeting of the Board held on June 13, 2013, the Board, including the Trustees who are not “interested persons” of the Fund (the Independent Trustees), approved the New Investment Subadvisory Agreement with Victory. With respect to the approval of the New Investment Subadvisory Agreement, the Board was advised of the terms of the Transaction. The Transaction, which was anticipated to become effective on July 31, 2013, would constitute an “assignment,” as the term is defined in Section 2(a)(4) of the Investment Company Act of 1940 (the 1940 Act), of the existing Investment Subadvisory Agreement with Victory. The Board was advised that, as required by the 1940 Act, the existing Investment Subadvisory Agreement with Victory provided for its automatic termination upon such assignment.

In advance of the meeting, the Board received and considered a variety of information relating to the New Investment Subadvisory Agreement and Victory, and was given the opportunity to ask questions and request additional information from management. Prior to voting, the Independent Trustees reviewed the New Investment Subadvisory Agreement with management and with experienced independent counsel and received materials from such counsel discussing the legal standards for their consideration of the New Investment Subadvisory Agreement. The Independent Trustees also reviewed the New Investment Subadvisory Agreement in private sessions with their counsel at which no representatives of management were present.

In approving the Fund’s New Investment Subadvisory Agreement with Victory, the Board considered various factors, among them: (i) the nature, extent, and quality of services to be provided to the Fund by Victory, including the person-nel that will be providing services; (ii) Victory’s compensation and any other benefits that will be derived from the subadvisory relationship by Victory; (iii) comparisons of subadvisory fees charged by Victory to other clients and performance to comparable investment companies; and (iv) the terms of the New Investment Subadvisory Agreement. In considering the approval of the

A-3

New Investment Subadvisory Agreement, the Board took into account inform-ation and materials that the Board had received and considered in connection with its approval of the renewal of the existing Investment Subadvisory Agree-ment with Victory in April 2013. That approval, on which the Board voted at its meeting held in person on April 30, 2013, followed a lengthy process during which the Board considered a variety of factors, including, for example, the experience and qualification of Victory’s personnel, the Fund’s performance and expenses, and Victory’s compliance program. The Board’s analysis of these factors is set forth below.

After full consideration of a variety of factors, the Board, including the Independent Trustees, voted to approve the New Investment Subadvisory Agreement with Victory. In approving the New Investment Subadvisory Agreement, the Board did not identify any single factor as controlling, and each Independent Trustee may have attributed different weights to various factors. Throughout their deliberations, the Independent Trustees were represented and assisted by independent counsel.

Nature, Extent, and Quality of Services Provided; Investment Personnel. The Board considered information provided to it regarding the services provided by Victory, including information presented periodically throughout the pre-vious year. The Board considered Victory’s level of knowledge and investment style. The Board reviewed the experience and credentials of the investment personnel who would be responsible for managing the investment of portfolio securities with respect to the Fund and Victory’s level of staffing. The Board also noted Victory’s brokerage practices. The Board also considered Victory’s regulatory and compliance history. The Board also took into account Victory’s risk management practices. The Board noted that AMCO’s monitoring processes of Victory would include: (i) regular telephonic meetings to discuss, among other matters, investment strategies and to review portfolio performance; (ii) monthly portfolio compliance checklists and quarterly compliance certifications to the Board; and (iii) periodic due diligence reviews of Victory.

The Board noted that the approval of the New Investment Subadvisory Agreement would not result in a change to the Fund’s investment objective, principal investment strategies, or principal investment risks. The Board noted that the personnel responsible for managing the day-to-day investments of the Fund were not expected to change in the foreseeable future as a result of the Transaction and that the Transaction was not expected to have a material effect on such personnel’s ability to manage the Fund.

Subadviser Compensation. In considering the cost of services to be provided by Victory and the profitability to Victory of its relationship with the Fund, the Board noted that the fees under the New Investment Subadvisory Agreement

A-4

would be paid by AMCO. The Board also relied on the ability of AMCO to negotiate the New Investment Subadvisory Agreement, and the fees thereunder, at arm’s length. Because subadvisory fees are paid by AMCO and not by the Fund, the Board determined that the costs of the services to be provided by Victory and the profitability to Victory was not a material factor in their deliberations with respect to the approval of the New Investment Subadvisory Agreement. For similar reasons, the Board also concluded that the potential for economies of scale in Victory’s management of the Fund was not a material factor in approving the New Investment Subadvisory Agreement, although the Board noted that the proposed subadvisory fees contained breakpoints.

Subadvisory Fees and Fund Performance. The Board considered the sub-advisory fees for the Fund in comparison to the fees that Victory charges to comparable clients. The Board considered that the Fund pays a management fee to AMCO and that, in turn, AMCO will pay a subadvisory fee to Victory. The Board took into account that the advisory fees paid by the Fund would not change. The Board also noted that the subadvisory fee payable to Victory under the existing Investment Subadvisory Agreement is identical to the fee proposed to be paid to Victory under the New Investment Subadvisory Agreement.

The Board considered, among other data, the Fund’s performance during the one-, three-, and five- year periods ended December 31, 2012, as compared to the Fund’s peer group and noted that the Board reviews at its regularly scheduled meetings information about the Fund’s performance results. The Board noted AMCO’s expertise and resources in monitoring the performance, investment style, and risk-adjusted performance of Victory. The Board also noted Victory’s long-term performance record for other accounts, as applicable.

Terms of the New Investment Subadvisory Agreement. The Board reviewed the terms of the New Investment Subadvisory Agreement. The Board noted that there were no material differences between the terms of the existing Investment Subadvisory Agreement and the New Investment Subadvisory Agreement.

Conclusion. The Board reached the following conclusions regarding the New Investment Subadvisory Agreement, among others: (i) Victory is qualified to manage a portion of the Fund’s assets in accordance with its investment objectives and policies; (ii) Victory maintains an appropriate compliance program; (iii) the performance of the Fund is being addressed; and (iv) the Fund’s advisory expenses are reasonable in relation to those of similar funds and to the services to be provided by AMCO and Victory. Based on its conclusions, the Board determined that approval of the New Investment Subadvisory Agreement with Victory would be in the best interests of the Fund and its shareholders.

A-5

▪	WHAT GENERAL INFORMATION IS AVAILABLE ABOUT VICTORY?

Victory, located at 4900 Tiedeman Road, Cleveland, Ohio 44144, serves as a subadviser to the Fund. Through predecessor firms, Victory was founded in 1894 and is an SEC-registered investment adviser with $18.8 billion in assets under management and advisement as of September 30, 2013, primarily for institutional clients.

▪	WHO ARE THE PRINCIPAL EXECUTIVE OFFICERS OF VICTORY?

The names and principal occupations of the principal executive officers of Victory are set forth as follows:

Name	Principal Occupation
Board of Directors
David C. Brown	Chief Executive Officer
Christopher A. Ohmacht	President
Michael D. Policarpo	Chief Financial Officer
Greg Ewald	Chief Legal Officer

Officers
Holly M. Cavalier	Chief Compliance Officer

During the last five fiscal years, no officer of Victory has engaged in any other business, profession, vocation, or employment of a substantial nature other than that of the business of investment management and, through affiliates, investment banking.

▪	DOES VICTORY OR ANY OF ITS AFFILIATES PROVIDE ANY ADDITIONAL SERVICES TO THE FUND?

No.

▪	WHAT WILL AMCO PAY VICTORY FOR ITS SUBADVISORY SERVICES?

For its services, Victory receives a fee from AMCO (not the Fund) equal to an annual rate of 0.85% of the Fund’s average daily net assets managed by Victory up to $50 million, 0.75% on the next $100 million, and 0.70% of amounts over $150 million. During the period from October 16, 2012, through August 31, 2013, Victory was paid $825,617.25  in subadvisory fees.

A-6

▪	DOES VICTORY ACT AS ADVISER FOR SIMILAR FUNDS?

No.
NAME AND ADDRESS OF
THE FUND’S INVESTMENT ADVISER,
PRINCIPAL UNDERWRITER, AND ADMINISTRATOR

AMCO, located at 9800 Fredericksburg Road, San Antonio, Texas 78288, is the Fund’s investment adviser and administrator.

USAA Investment Management Company, located at 9800 Fredericksburg Road, San Antonio, Texas 78288 is the Fund's principal underwriter.

SHARES OWNED

As of September 30, 2013, there were 26,950,985.167 Fund Shares, 37,867,502.367 Institutional Shares, and 275,604.597 Adviser Shares outstanding, and the following held of record or owned beneficially 5% or more of the voting stock of the Fund's shares:

Title of Class	Name of Address of Beneficial Owner	Percent of Class
Fund Shares	State of Nevada-Upromise Investments Inc College Savings Plan Aggressive Growth Portfolio 95 Wells Avenue, Suite 160 Newton Center, MA 02459-3216	7.02%
Institutional Shares	USAA Target Retirement 2050 Fund 9800 Fredericksburg Road San Antonio, TX 78288	8.19%
Institutional Shares	USAA Target Retirement 2040 Fund 9800 Fredericksburg Road San Antonio, TX 78288	14.03%
Institutional Shares	USAA Target Retirement 2030 Fund 9800 Fredericksburg Road San Antonio, TX 78288	11.60%

A-7

FINANCIAL INFORMATION

THE FUND, WITHOUT CHARGE, WILL FURNISH TO YOU UPON REQUEST A COPY OF ITS ANNUAL REPORT FOR THE MOST RECENT FISCAL YEAR AND A COPY OF ITS SEMIANNUAL REPORT FOR ANY SUBSEQUENT SEMIANNUAL PERIOD. SUCH REQUEST MAY BE DIRECTED TO USAA ASSET MANAGEMENT COMPANY, 9800 FREDERICKSBURG ROAD, SAN ANTONIO, TEXAS 78288 OR (800) 531-USAA (8722).

HOUSEHOLDING

Each household will receive a single copy of this Information Statement even if you or a family member own more than one account in the Fund. For many of you, this eliminates duplicate copies and saves paper and postage costs to the Fund. However, if you would like to receive an individual copy of this Information Statement, please call us toll free at (800) 531-USAA (8722) or contact us at 9800 Fredericksburg Road, San Antonio, Texas 78288 and we will send you an individual copy.

A-8

Exhibit A

INVESTMENT SUBADVISORY AGREEMENT

AGREEMENT made as of the 1st August 2013, (the Effective Date) between USAA ASSET MANAGEMENT COMPANY, a corporation organized under the laws of the state of Delaware and having its principal place of business in San Antonio, Texas (AMCO) and Victory Capital Management Inc., a corporation organized under the laws of the state of New York and having its principal place of business in Cleveland, Ohio, (Subadviser).

WHEREAS, AMCO serves as the investment adviser to USAA Mutual Funds Trust, a statutory trust organized under the laws of the state of Delaware (the Trust) and registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the 1940 Act); and

WHEREAS, under its Investment Advisory Agreement with the Trust (Investment Advisory Agreement), AMCO is authorized to appoint subadvisers for series of the Trust (each a Fund, or collectively Funds); and

WHEREAS, AMCO wishes to retain Subadviser to render investment advisory services to such Fund (or portions thereof) as now or hereafter may be identified in Schedule A to this Agreement, as such Schedule A may be amended from time to time (each such Fund or portion thereof referred to herein as a Fund Account and collectively as Fund Accounts); and

WHEREAS, Subadviser is willing to provide such services to the Fund Accounts and AMCO upon the terms and conditions and for the compensation set forth below;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the patties hereto as follows:

1. Appointment of Subadviser. AMCO hereby appoints Subadviser to act as an investment adviser for each Fund Account in accordance with the terms and conditions of this Agreement. Subadviser will be an independent contractor and will have no authority to act for or represent the Trust or AMCO in any way or otherwise be deemed an agent of the Trust or AMCO except as expressly authorized in this Agreement or another writing by the Trust, AMCO and Subadviser. Subadviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

2. Duties of Subadviser.

(a) Authority to Invest. Subject to the control and supervision of AMCO and the Trust's Board of Trustees (the Board), Subadviser, at its own expense, shall have full discretion to manage, supervise, and direct the investment and reinvestment of Fund Accounts allocated to it by AMCO from time to time. It is understood that a Fund Account may consist of all, a portion of, or none of the assets of the Fund, and that AMCO has the right to allocate and reallocate such assets to a Fund Account at any time. AMCO shall provide Subadviser with reasonable written notice of such allocations and reallocations. Subadviser shall perform its duties described herein in a manner consistent with the investment objective, policies, and restrictions set forth in the then current Prospectus and Statement of Additional Information (SAI) for each Fund. Should Subadviser anticipate materially modifying its investment process, it must provide written notice in advance to AMCO, and any affected Prospectus and SAI should be amended accordingly.

For each Fund set forth on Schedule A to this Agreement, Subadviser shall provide investment advice only with respect to the discrete portion of the Fund's portfolio allocated to it by AMCO from time to time and shall not consult with any other subadviser of such Fund concerning transactions for the Fund in securities or other assets.

With respect to the management of each Fund Account pursuant to this Agreement, Subadviser shall determine what investments shall be purchased, held, sold or exchanged by each Fund Account and what portion, if any, of the assets of each Fund Account shall be held in cash or cash equivalents, and purchase or sell portfolio securities for each Fund Account; except that, to the extent Subadviser wishes to hold cash or cash equivalents in excess of 10% of a Fund Account's assets, Subadviser must request in writing and receive advance permission from AMCO.

In accordance with Subsection (b) of this Section 2, Subadviser shall arrange for the execution of all orders for the purchase and sale of securities and other investments for each Fund Account and will exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales, or other transactions.

In the performance of its duties, Subadviser will act in the best interests of each Fund and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and the rules under each, (ii) the terms of this Agreement, (iii) the stated investment objective, policies and restrictions of each Fund, as stated in the then-current Registration Statement of each Fund, (iv) the Trust's compliance procedures and other policies, procedures or guidelines as the Board or AMCO reasonably may establish from time to time, (v) the provisions of the Internal Revenue Code of 1986, as amended (Code), applicable to "regulated investment companies" (as defined in Section 851 of the Code), as from time to title in effect, and (vi) the written instructions of AMCO. Subadviser shall establish compliance procedures reasonably calculated to ensure compliance with the foregoing. AMCO shall be responsible for providing Subadviser with the Trust's Master Trust Agreement, as amended and supplemented, the Trust's By-Laws and amendments thereto and current copies of the materials specified in Subsections (a)(iii) and (iv) of this Section 2. AMCO shall provide Subadviser with prior written notice of any material changes to the Trust's Registration Statement, the Trust's compliance procedures and other policies, procedures or guidelines as the Board or AMCO reasonably may establish from time to time, that would affect Subadviser's management of a Fund Account.

(b) Portfolio Transactions. In connection with the management of the investment and reinvestment of the Fund Accounts' assets, Subadviser will select the brokers or dealers that will execute purchase and sale transactions for the Fund Accounts, subject to the conditions herein. In the selection of broker-dealers and the placement of orders for the purchase and sale of portfolio investments for the Fund Accounts, Subadviser shall use its best efforts to obtain for the Fund Accounts the best execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain the best execution available, Subadviser, bearing in mind each Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission and dealer's spread or mark-up, the timing of the transaction taking into account market prices and trends, the reputation, experience, and financial stability of the broker-dealer involved, the general execution and operational facilities of the broker-dealer and the quality of service rendered by the broker dealer in other transactions.

Subject to such policies as the Board has determined and have been provided to Subadviser, and to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934 (Exchange Act), Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund Account to pay a broker-dealer that provides brokerage and research services to Subadviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer offering equally good execution capability in the portfolio investment would have charged for effecting that transaction if Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or Subadviser's overall responsibilities with respect to the Fund and to other clients of Subadviser as to which Subadviser exercises investment discretion. The Board or AMCO may direct Subadviser in writing, to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to pay the cost of ce1tain expenses that the Trust is required to pay or for which the Trust is required to arrange payment. The Board or AMCO acknowledges that under such written direction, the Subadviser's services will not include the selection of brokerage firms nor the negotiation of commission rates, and the commission rates may not be as favorable as those which might be obtained if the Subadviser undertakes to select brokerage firms or negotiate rates with those firms selected. Subadviser may be unable to obtain best execution when directed to use a particular broker, and due to the manual nature of directed trades, the transactions may be executed after discretionary trades in certain circumstances.

On occasions when Subadviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of Subadviser, Subadviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Subadviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients over time.

Subadviser may buy securities for a Fund Account at the same time it is selling such securities for another client account and may sell securities for a Fund Account at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Trust as may be in effect from time to time, Subadviser may effectuate cross transactions between a Fund Account and such other account if it deems this to be advantageous.

Subadviser will advise the Funds' custodian or such depository or agents as may be designated by the custodian and AMCO promptly of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date, the identity of the effecting broker or dealer and any other pertinent data that the Funds' custodian may need to settle a security's purchase or sale. Subadviser shall not have possession or custody of any Fund's invest-ments. The Trust shall be responsible for all custodial agreements and the payment of all custodial charges and fees and, upon Subadviser giving proper instructions to the custodian, Subadviser shall have no responsibility or liability for the acts, omissions or other conduct of the custodian, depository, or other agent designated by the custodian and AMCO.

Notwithstanding the foregoing, Subadviser agrees that AMCO shall have the right by written notice to identify securities that may not be purchased on behalf of any Fund and/or brokers and dealers through which portfolio transaction on behalf of the Fund may not be effected, including, without limitation, brokers or dealers affiliated with AMCO. Subadviser shall refrain from purchasing such securities for a Fund Account or directing any portfolio transaction to any such broker or dealer on behalf of a Fund Account, unless and until the written approval of AMCO to do so is obtained. In addition, Subadviser agrees that it shall not direct portfolio transactions for the Fund Accounts through any broker or dealer that is an "affiliated person" (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Securities and Exchange Commission (the Commission)) of Subadviser, except as permitted under the 1940 Act. AMCO agrees that it will provide Subadviser with a list of brokers and dealers that are affiliated persons of the Funds, or affiliated persons of such persons, and shall timely update that list as the need arises. The Funds agree that any entity or person associated with AMCO or Subadviser that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Funds that is permitted by Section 11(a) of the Exchange Act, and the Funds consent to the retention of compensation for such transactions.

(c) Expenses. Subadviser, at its expense, will furnish all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for them to faithfully perform its duties under this Agreement and administrative facilities, including bookkeeping, and all equipment and services necessary for the efficient conduct of Subadviser's duties under this Agreement. However, Subadviser shall not be obligated to pay any expenses of AMCO, the Trust or the Funds, including without limitation, interest and taxes, brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Funds and custodian fees and expenses.

(d) Valuation. Securities traded on a national securities exchange or the NASDAQ market for which market quotes are readily available are valued on each day the New York Stock Exchange is open for business. For those securities for which market quotes are not readily available, Subadviser, at its expense, will provide reasonable assistance to AMCO regarding the valuation of securities that are the subject of a significant event, not registered for public sale, not traded on any securities markets, or otherwise deemed illiquid for purposes of the 1940 Act. The parties acknowledge that AMCO is responsible for final pricing determinations and calculations, and that Subadviser will take such reasonable steps as necessary to assist AMCO in reaching such pricing determinations for Fund Account securities. Subadviser also shall monitor for "significant events" that occur after the closing of a market but before the Funds calculate their net asset values and that may affect the valuation of any Fund Account's portfolio securities and shall notify AMCO immediately of the occurrence of any such events.

(e) Reports and Availability of Personnel. Subadviser, at its expense, shall render to the Board and AMCO such periodic and special reports as the Board and AMCO may reasonably request with respect to matters relating to the duties of Subadviser set forth herein. Subadviser, at its expense, will make available to the Board and AMCO at reasonable times its portfolio managers and other appropriate personnel in order to review investment policies of the Funds and to consult with the Board and AMCO regarding the investment affairs of the Funds, including economic, statistical and investment matters relevant to Subadviser's duties hereunder.

(f) Compliance Matters. Subadviser, at its expense, will provide AMCO with such compliance reports relating to its duties under this Agreement as may be agreed upon by such parties from time to time. Subadviser also shall cooperate with and provide reasonable assistance to AMCO, the Trust's administrator, the Trust's custodian and foreign custodians, the Trust's transfer agent and pricing agents and all other agents and representatives of the Trust and AMCO, keep all such persons fully informed as to such matters as Subadviser may reasonably deem necessary to the performance of their obligations to the Trust and AMCO, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

(g) Books and Records. Subadviser will maintain for the Funds all books and records required to be maintained by the Funds pursuant to the 1940 Act and the rules and regulations promulgated thereunder insofar as such records relate to the investment affairs of the Fund Accounts. Pursuant to Rule 3la-3 under the 1940 Act, Subadviser agrees that: (i) all records it maintains for a Fund Account are the prope1fy of the Fund; (ii) it will surrender promptly to a Fund or AMCO any such records (or copies of such records) upon the Fund's or AMCO's request; and (iii) it will preserve for the periods prescribed by Rule 3la-2 under the 1940 Act the records it maintains for any Fund Account. Notwithstanding subsection (ii) above, Subadviser may maintain copies of such records to comply with its recordkeeping obligations.

(h) Proxies. Unless and until Subadviser is otherwise directed by AMCO or the Board, AMCO will vote proxies with respect to a Fund Account's securities and exercise rights in corporate actions or otherwise in accordance with AMCO's proxy voting guidelines.

3. Advisory Fee. AMCO shall pay to Subadviser as compensation for Subadviser's services rendered pursuant to this Agreement a fee based on the average daily net assets of each Fund Account at the annual rates set forth in Schedule B, which schedule can be modified from time to time, subject to any appropriate approvals required by the 1940 Act. Such fees shall be calculated daily and payable monthly in arrears within fifteen (15) business days after the end of such month. AMCO (and not the Funds) shall pay such fees. If Subadviser shall serve for less than the whole of a month, the compensation as specified shall be prorated based upon the number of calendar days during which this Agreement is in effect during such month, and the fee shall be computed based upon the average daily net assets of a Fund Account for such days.

Subadviser agrees that if (i) it provides investment advisory services substantially similar to the services provided to a Fund Account to any other registered, open-end management investment company (or series thereof) with a substantially similar investment mandate and with assets under management equal to or less than the assets of the Fund Account under management by

Subadviser (the Substantially Similar Services) and (ii) Subadviser charges a lower fee for providing the Substantially Similar Services than it charges with respect to the Fund Account, then Subadviser shall reduce its fee with respect to the Fund Account so that it is equal to or less than the fee charged for providing the Substantially Similar Services on a going forward basis starting immediately.

4. Representations And Warranties.

(a) Subadviser. Subadviser represents and warrants to AMCO that (i) the retention of Subadviser by AMCO as contemplated by this Agreement is authorized by Subadviser's governing documents; (ii) the execution, delivery and performance of this Agreement does not violate any obligation by which Subadviser or its property is bound, whether arising by contract, operation of law or otherwise; (iii) this Agreement has been duly authorized by appropriate action of Subadviser and when executed and delivered by Subadviser will be a legal, valid and binding obligation of Subadviser, enforceable against Subadviser in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) Subadviser is registered as an investment adviser under the Advisers Act; (v) Subadviser has adopted a written code of ethics complying with the requirements of Rule l 7j-l under the 1940 Act and that Subadviser and certain of its employees, officers, partners and directors are subject to reporting requirements thereunder and, accordingly, agrees that it shall, on a timely basis, furnish a copy of such code of ethics to AMCO, and, with respect to such persons, Subadviser shall furnish to AMCO all reports and information provided under Rule 17j-l(c)(2); (vi) Subadviser is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (vii) Subadviser will promptly notify AMCO of the occurrence of any event that would disqualify Subadviser from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or other-wise; (viii) Subadviser has provided AMCO with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed with the SEC, and promptly will furnish a copy of all amendments to AMCO at least annually; (ix) Subadviser will notify AMCO of any "assignment" (as defined in the 1940 Act) of this Agreement or change of control of Subadviser, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of any Fund Account or senior management of Subadviser, in each case prior to or promptly after, such change; and (x) Subadviser has adequate disaster recovery and interruption prevention measures to ensure business resumption in accordance with applicable law and within industry standards. Subadviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Fund, whether on a relative or absolute basis.

(b) AMCO. AMCO represents and warrants to Subadviser that (i) the retention of Subadviser by AMCO as contemplated by this Agreement is authorized by the respective governing documents of the Trust and AMCO; (ii) the execution, delivery and performance of each of this Agreement and the Investment Advisory Agreement does not violate any obligation by which the Trust or AMCO or their respective property is bound, whether arising by contract, operation of law or otherwise; (iii) each of this Agreement and the Investment Advisory Agreement has been duly authorized by appropriate action of the Trust and AMCO and when executed and delivered by AMCO will be a legal, valid and binding obligation of the Trust and AMCO, enforceable against the Trust and AMCO in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) AMCO is registered as an investment adviser under the Advisers Act; (v) AMCO has adopted a written code of ethics complying with the requirements of Rule 17j-l under the 1940 Act and that AMCO and certain of its employees, officers and directors are subject to reporting requirements thereunder; (vi) AMCO is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (vii) AMCO will promptly notify Subadviser of the occurrence of any event that would disqualify AMCO from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and (viii) AMCO and/or its affiliates have adopted and use their best efforts to enforce their policies to identify and prevent investors in the Fund from market timing the purchase and sale of the Fund's shares or engaging in arbitrage activity to the detriment of long-term investors in the Fund.

5. Liability and Indemnification.

(a) Subadviser. Subadviser shall be liable for any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Trust, a Fund, AMCO, any affiliated persons thereof (within the meaning of the 1940 Act) and any controlling persons thereof (as described in Section 15 of the Securities Act of 1933, as amended (the 1933 Act)) (collectively, AMCO Indemnities) may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of (i) any negligence, willful misconduct, bad faith or reckless disregard by Subadviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Funds or the omission to state therein a material fact known to Subadviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to AMCO or the Trust by Subadviser Indemnities (as defined below) for use therein. Subadviser shall indemnify and hold harmless the AMCO

Indemnities for any and all such losses, claims, damages, liabilities, or litigation (including reasonable legal and other expenses); provided, however, that in no case is Subadviser's indemnity hereunder deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in performance of its duties under this Agreement or the Investment Advisory Agreement with the Trust.

(b) AMCO. AMCO shall be liable for any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which Subadviser, any affiliated persons thereof (within the meaning of the 1940 Act) and any controlling persons thereof (as described in Section 1S of the 1933 Act) (collectively, Subadviser Indemnities) may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of (i) any negligence, willful misconduct, bad faith or reckless disregard by AMCO in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Funds or the omission to state therein a material fact known to AMCO which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished by Subadviser or Subadviser Indemnities in writing to AMCO or the Trust. AMCO shall indemnify and hold harmless Subadviser Indemnities for any and all such losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses); provided, however, that in no case is AMCO's indemnity hereunder deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties under this Agreement.

6. Duration and Termination of this Agreement. This Agreement shall become effective with respect to a Fund upon its execution; provided, however, that this Agreement shall not become effective with respect to a Fund unless it has first been approved in the manner required by the 1940 Act and rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff. This Agreement shall remain in full force and effect continuously thereafter, except as follows:

(a) By vote of a majority of (i) the Board members who are not "interested persons" (as defined in the 1940 Act) of the Funds, AMCO, or Subadviser (Independent Board Members) or (ii) the outstanding voting shares of a Fund, such Fund may at any time terminate this Agreement, without the payment of any penalty, by providing not more than sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to AMCO and Subadviser.

(b) This Agreement will terminate automatically with respect to a Fund, without the payment of any penalty, unless within two years after its initial effectiveness and at least annually thereafter, the continuance of the

Agreement is specifically approved by (i) the Board or the shareholders of the Fund by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Independent Board Members, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance as provided herein, Subadviser may continue to serve hereunder in a manner consistent with the 1940 Act and the rules thereunder.

(c) AMCO may at any time terminate this Agreement with respect to a Fund, without the payment of any penalty, by written notice delivered in person or by facsimile, or mailed by registered mail, postage prepaid, to Subadviser. Subadviser may at any time, without the payment of any penalty, terminate this Agreement with respect to a Fund by not less than ninety (90) days' written notice delivered or mailed by registered mail, postage prepaid, to AMCO.

(d) This Agreement automatically and immediately shall terminate with respect to the Funds, without the payment of any penalty, in the event of its assignment (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Commission) or if the Investment Advisory Agreement shall terminate for any reason.

(e) Any notice of termination served on Subadviser by AMCO shall be without prejudice to the obligation of Subadviser to complete transactions already initiated or acted upon with respect to a Fund.

Upon termination of this Agreement, the duties of AMCO delegated to Subadviser under this Agreement automatically shall revert to AMCO. Notwithstanding any termination of this Agreement with respect to a Fund, Sections 5, 10(a), 10(e), l l(a), and 1 l(c) of this Agreement shall remain in effect after any such termination.

7. Amendment of Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved in the manner required by the 1940 Act, any rules thereunder or any exemptive or other relief granted by the SEC or its staff (Applicable Law).

8. Approval, Amendment, or Termination by Individual Fund. Any approval, amendment, or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and/or (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

9. Services Not Exclusive. The services of Subadviser to AMCO in connection with the Funds hereunder are not to be deemed exclusive, and Subadviser shall be free to render investment advisory services to others so long as its services hereunder are not impaired thereby. It is understood that the persons employed by Subadviser to assist in the performance of its duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict in any manner whatsoever the right of Subadviser to engage in or devote time and attention to other businesses or to render services of whatever kind or nature. It is understood that AMCO may appoint at any time in accordance with Applicable Law one or more subadvisers, in addition to Subadviser, or AMCO itself, to perform investment advisory services to any portion of the Funds.

10. Additional Agreements.
     (a) Access to Information. Subadviser shall, upon reasonable notice, afford AMCO at all reasonable times access to Subadviser's officers, employees, agents and offices and to all its relevant books and records and shall furnish AMCO with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate Subadviser to provide AMCO with access to the books and records of Subadviser relating to any other accounts other than the Funds.

(b) Confidentiality. All information and advice furnished by one party to the other party (including their respective officers, employees and authorized representatives) shall be treated confidentially and as proprietary information. Each party will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the other party, which approval shall not be unreasonably withheld and may not be withheld where a party may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the other party. Notwithstanding the foregoing, no approval is required in the case of routine, periodic reports required by law or regulation to be filed with a governmental or regulato1y authority in the ordinary course or in the case of records and information provided to any regulator in the course of routine examinations of a party's books and records, except that either party receiving such a regulatory or ordinary course request shall notify the other party of such regulatory or ordinary course request, prior to the provision of such information so as to allow the other patty the opportunity to respond appropriately.

(c) Privacy Policy. Subadviser acknowledges that nonpublic customer information (as defined in Regulation S-P, including any amendments thereto) of customers of the Funds received from AMCO, if any, is subject to the limitations on redisclosure and reuse set forth in Section 248.11 of such

Regulation, and agrees such information (i) shall not be disclosed to any third party for any purpose without the written consent of AMCO unless permitted by exceptions set forth in Sections 248.14 or 248.15 of such Regulation and (ii) shall be safeguarded pursuant to procedures adopted under Section 248.30 of such Regulation if so required. Notwithstanding the preceding and Section 10(b), Subadviser may, upon prior written permission, disclose AMCO's and the Fund's name in marketing materials as part of a representative client list. AMCO may at any time withdraw its consent to the use and disclosure of its name and the Fund's name.

(d) Public Announcements. No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law; provided further, however, that the party making such disclosure shall provide the other patties hereto with as much prior written notice of such disclosure as is practical under the circumstances.

(e) Notifications. Subadviser agrees that it will promptly notify AMCO in the event that: (i) Subadviser becomes the subject of an administrative proceeding or enforcement action by the Commission or other regulatory body with applicable jurisdiction or (ii) to the best of Subadviser's knowledge, any affiliate of Subadviser becomes the subject of an administrative proceeding or enforcement action by the Commission or other regulato1y body with applicable jurisdiction that Subadviser reasonably expects could have a material adverse effect upon the ability of Subadviser to perform its duties under this Agreement.

(f) Insurance. Subadviser agrees to maintain errors and omissions or professional liability insurance coverage in an amount that is reasonable in light of the nature and scope of Subadviser's business activities.

(g) Shareholder Meeting and Other Expenses. In the event that the Trust shall be required to call a meeting of shareholders or send an information statement or prospectus supplement to shareholders solely due to actions involving Subadviser, including, without limitation, a change of control of Subadviser or a portfolio manager change, Subadviser shall bear all reasonable expenses associated with such shareholder meeting, information statement, or prospectus supplement.

11. Miscellaneous.

(a) Notices. All notices or other communications given under this Agreement shall be made by guaranteed overnight delivery, telecopy or certified mail; notice is effective when received. Notice shall be given to the patties at the following addresses:

AMCO:	USAA Asset Management Company 9800 Fredericksburg Road, A-03-W San Antonio, Texas 78288 Facsimile No.: (210) 498-0083 Attention: FASG Counsel

     Subadviser:                        Victory Capital Management Inc.
4900 Tiedeman Rd, 4" Floor
Brooklyn, Ohio 44144
Phone: (216) 898-2420
Facsimile No.: (216) 370-5799
Attention: Mike Hackett

(b) Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

(c) Governing Law. This Agreement shall be construed in accordance with the laws of the state of Texas, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the state of Texas conflict with the applicable provisions of the 1940 Act, the latter shall control.

(d) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

 (e) Headings. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

 (f)       Entire Agreement. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act.

IN WITNESS WHEREOF, AMCO and Subadviser have caused this Agreement to be executed as of the date first set forth above.

Attest: USAA ASSET MANAGEMENT COMPANY

By: /S/ DANIEL S. MCNAMARA
Name: Daniel S. McNamara
Title: President

By: /S/ JAMES WHETZEL
Name: James Whetzel
Title: Secretary

By: /S/ CHRIS CYKOWSKI
Name: Chris Cykowski
Title: Authorized Signatory

Atttest: VICTORY CAPITAL MANAGEMENT INC.

By: /S/ GREG EWALD
Name: Greg Ewald

By: /S/ MICHAEL POLICARPO
Title: Secretary Name: Michael Policarpo
Title: Chief Financial Officer

SCHEDULE A

Emerging Markets Fund

SCHEDULE B
FEES

Fund	Account Rate per annum of the average daily net assets of the Fund Account
Emerging Markets Fund	• 0 - 50 million - 85 basis points • Next I 00 million - 75 basis points • Over 150 million - 70 basis points

Subadviser agrees that it will not seek to increase this fee rate during the period ending October 16, 2015, (the Three-Year Lock). This Three-Year Lock does not limit the rights of a Fund's shareholders, a Fund's Board, or AMCO as set forth in Section 6 of the Agreement ("Duration and Termination of this Agreement"). The parties agree to review the applicable fees once the total relationship is greater than $300 million.

97931-1013